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Exhibit 11

                           Hawaiian Airlines, Inc.
                                Computation of
                       Net Loss Per Common Stock Share
                     for the Year Ended December 31, 1996
                    (in thousands, except per share data)


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
Weighted average Common Stock shares outstanding.......................................   29,142 *

Incremental Common Stock shares issuable upon exercise of outstanding warrants and
  stock options (treasury stock method)................................................    1,833
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Weighted average Common Stock shares and Common Stock share equivalents................   30,975
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Loss before extraordinary gain.........................................................  $(2,299)
Extraordinary gain, net of income taxes................................................      766
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Net loss for per share computations....................................................  $(1,533)
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Loss before extraordinary gain per Common Stock share..................................   ($0.07)
Extraordinary gain, net of income taxes, per Common Stock share........................     0.02
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Net loss per Common Stock share........................................................   ($0.05)
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*    Includes shares reserved for issuance under the consolidated Plan of
     Reorganization dated September 21, 1993, as amended